SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                       November 19, 2003
               ---------------------------------------------------------------
                              (Date of earliest event reported)

                                    Lehman ABS Corporation
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                       (Exact Name of Registrant as Specified in Charter)

       Delaware                    001-31910                    13-3447441
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(State of Incorporation)          (Commission               (I.R.S. Employer
                                  File Number)             Identification No.)

745 Seventh Avenue
New York, New York                                               10019
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(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events
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     On November 19, 2003, Lehman ABS Corporation ("LABS") transferred
$40,000,000 aggregate principal amount of 8.00% Senior Notes due November 15, 2031, issued by AT&T Corp. to the Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18 Trust established by LABS, which issued Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18 pursuant to a standard terms for trust agreements, dated as of January 16, 2001, between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of November 19, 2003 (the "Series Supplement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated November 7, 2003 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits


Item 601(a) of
Regulation S-K
Exhibit No.                 Description
--------------              -----------

     4.1 Series Supplement, dated as of November 19, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEHMAN ABS CORPORATION


                                    By:     /s/ Paul Mitrokostas
                                       -------------------------------
                                    Name:   Paul Mitrokostas
                                    Title:  Senior Vice President


November 19, 2003


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INDEX TO EXHIBITS
   Exhibit No.                          Description
-----------------                       -----------

       4.1 Series Supplement, dated as of November 19, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.